                          INDEPENDENT AUDITORS' CONSENT

We consent to the use, in the Registration Statement of RRUN Ventures Network,
Inc. on Form S-8 relating to the registration of 18,348,287 common shares to be issued to Troy Mutter, Obi Nwobosi, Ainsworth Prasad, Russell Stuart, Whitney
Stuart and Terrence Lall pursuant to certain consulting agreements entered into with RRUN Ventures Network, Inc., of our Auditors' Report, dated March 28, 2002, on the consolidated balance sheets of RRUN Ventures Network, Inc. as at December
31, 2001 and 2000, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders'
equity for the year ended December 31, 2001, and for the period from inception,
October 12, 2000, to December 31, 2001.

Vancouver, Canada                                        "Morgan & Company"

April 8, 2003                                            Chartered Accountants

Tel: (604) 687-5841            Member of ACPA      P.O. Box 10007 Pacific Centre
Fax: (694) 687-0075            International       Suite 1488-700 West Georgia St.
                                                   Vancouver BC Canada V7Y 1A1